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                                                                       EXHIBIT C
                                                              FILE NO. 070-10128

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CAPITAL STRUCTURE BY ENTITY
                              AS OF MARCH 31, 2005
                                 (IN THOUSANDS)

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                                                                            CENTERPOINT                CENTERPOINT
                                                                               ENERGY                    ENERGY
                                                 CENTERPOINT                  HOUSTON                   RESOURCES
                                                 ENERGY, INC.              ELECTRIC, LLC                  CORP.
                                                -------------              -------------              -------------
CURRENT PORTION OF LONG-TERM DEBT               $   1,834,124     16.80%   $   1,359,459     23.35%   $     361,000     7.17%
INDEXED DEBT SECURITIES DERIVATIVE                    302,046      2.77%               -      0.00%               -     0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC.                  -      0.00%         150,850      2.59%               -     0.00%
LONG-TERM DEBT                                      7,643,188     70.03%       2,257,606     38.78%       1,999,999    39.71%
COMMON STOCK                                            3,090      0.03%               1      0.00%               1     0.00%
ADDITIONAL PAID-IN CAPITAL                          2,900,793     26.58%       2,269,823     38.99%       2,262,589    44.92%
RETAINED EARNINGS (DEFICIT)                        (1,722,214)   -15.78%        (216,469)    -3.72%         401,248     7.97%
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)         (46,535)    -0.43%               -      0.00%          11,722     0.23%
                                                -------------              -------------              -------------

TOTAL CAPITALIZATION                            $  10,914,492    100.00%   $   5,821,270    100.00%   $   5,036,559   100.00%
                                                =============    ======    =============    ======    =============   ======
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